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                                                                   EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the previously filed Registration Statements of Republic Industries, Inc. on Form S-3 (Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479, 333-18009,
333-20667, 333-23415 and 333-29217), Form S-4 (No. 333-17915), and Forms S-8
(Nos. 33-93742, 333-07623, 333-19453, 333-20669 and 333-29265), of our report dated March 14, 1997, with respect to the financial statements of Value Rent-A-Car, Inc. as of and for the year ended December 31, 1996 included in this Current Report on Form 8-K.


                                                ERNST & YOUNG LLP

West Palm Beach, Florida,
September 11, 1997.